CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 29, 2009
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3,
South Renmin Road
Chengdu, P. R. China, 610041
 (Address of principal executive offices (zip code))

+011-86-28-8615-4737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 7.01	Regulation F.D. Disclosure
Item 9.01	Financial Statements and Exhibits

Joint Venture

On October 29, 2009, we issued a press release to announce that we formed a joint venture with Sichuan Mingxin Pharmaceutical Co., Ltd (“Mingxin”) named Sichuan Jiangchuan Pharmaceutical Co., Ltd. (“Jiangchuan”). Pursuant to the agreement, we now own 77% of Jiangchuan and will utilize this as the foundation for a broader, longer term strategy to build a significant presence in the rapidly growing Chinese macrolide antibiotics market, while diversifying our revenue base of western pharmaceuticals.

Specifically, Jiangchuan will manage research and development activities, while also manufacturing and selling Active Pharmaceutical Ingredients (“APIs”) that are used to produce macrolide antibiotics. This large and growing class of drugs in China includes Azithromycin, Clarithromycin and Roxithromycin, which treat a wide range of bacterial based respiratory tract, urinary tract and skin infections. According to Yiyao Jingji Newsletter, these three drugs accounted for 90% of macrolide antibiotics sales in China for 2008. Total macrolide antibiotics sale in hospitals alone in China were $562 million in 2008 according to Yiyao Jingji Newsletter, while ResearchInChina stated that China’s output and production capacity of antibiotic raw materials ranks Number 1 in the world.

As part of the transaction, we purchased two SFDA product approvals from Mingxin for $3 million which cover the antibiotics Azithromycin and Roxithromycin and will be contributed to the joint venture. Since APIs are produced through a two-stage process that combines fermentation followed by a synthesis process to create the macrolide antibiotics, a new manufacturing facility will be constructed to meet these specifications. We will leverage our sales and marketing expertise, product rationalization capabilities, extensive distribution channels, and partnership with Kelun Pharmaceuticals to ensure that a broad based market penetration is achieved.

We shall use the financing proceeds of our recent financing (see below) to complete the $4.5 million land purchase in Sichuan for the joint venture where the new production facility will be built with full support of the Sichuan Xinjin County Government. Phase I, which will produce Oral and Injectable grade API for Azithromycin, in addition to other macrolide antibiotic intermediaries, is expected to be fully operational by July 2010. Phase II, which will include high output production of Roxithromycin, Clarithromycin and other macrolide antibiotics is anticipated to be operational by second half of 2012. Total capital expenditures for both phases are estimated to total approximately $20 million. Gross margins from these product lines are expected to range between 25-27% while the company can leverage its existing SG&A infrastructure to bolster net margins. The company anticipates this initiative will contribute approximately $22.5 million in revenue and $1.4 million in net income for fiscal 2011. The completion of the production facility for the JV alone will enable further growth and improvements in profitability for fiscal year 2012 with revenue and net income contributions expected to be $47 million and $6.5 million, respectively. Once both phases are operating close to full capacity, the facility will have the potential to generate $12 million in net income on an annual basis.

We launched our Azithromycin Dispersible Tablets in October 2008, which marked its initial entrance into this $350 million plus market. This product line is sold through our distributors under the company’s “Cost Preference Strategy” and is projected to generate $5.2 million in revenue during fiscal year 2010.

On August 18, 2009 Azithromycin was added to China’s Essential Drug List (“EDL”) which was published as a key component of China’s $126 billion healthcare reform. According to Business Monitor International, the price of antibiotics and APIs have increased as exports surged and new government environmental protection policies have created further barriers to entry.

Additionally, management is revising its fiscal 2010 guidance. We now anticipate revenues and net income of $63.3 million and $11.3 million, representing 48.3% and 43.0% year-over-year growth. Strong growth in our current product portfolio and the opening of the recent manufacturing facility are the primary drivers for this revised outlook. Previous guidance was $59 million in revenue and $10.5 million in net income.

Fiscal 2010 Guidance

For fiscal 2011 and fiscal 2012, management expects significant increases in revenue and net income. This includes contributions from our current product portfolio and anticipated contributions from the Jiangchuan joint venture. These forecasts do not include future acquisitions, joint venture agreements, or product acquisitions which could generate incremental contributions to the financial results.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety.

The Financing

We completed a private equity financing of $4,987,500 on October 27, 2009, with 8 accredited investors. Net proceeds from the offering, are approximately $4,490,000. Pursuant to the financing, we issued, for $4,987,500, a total of 1,534,570 units of our securities at $3.25 per unit. Each unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a Series C Warrant (the “Series C Warrant”), with each Series C Warrant exercisable at $4.50 to purchase one fifth of a share of Common Stock, such that the total amount of warrants issued to each investor as shall be equal to twenty percent (20%) of the number of Units purchased by each Purchaser. Each of the Warrants has a term of three (3) years.

In connection with this financing, we paid cash compensation to the placement agent, Tripoint Global Equities, in the amount of $495,250.00. In connection with this financing, we granted warrants to purchase up to 184,148 shares of common stock to the placement agent or its designees. These warrants have the same terms as the warrants issued to Investors and are included in the Units.

In connection with the Financing, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, the Company is required to prepare and file a registration statement for the resale of the Common Stock and the Common Stock underlying the Warrants and to use its best efforts to cause, and to maintain, the effectiveness of the registration statement. The Company is subject to certain monetary obligations if, among other reasons, the Company fails to file the registration statement with the SEC within 45 days of the date of the Registration Rights Agreement or the registration statement is not declared effective by the SEC within 150 days (180 days if the registration statement gets reviewed by the SEC) from the date of the Registration Rights Agreement. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.Furthermore, in the event that the Registration Statement is not effective in the timeframe stated in the RRA, the warrants contain a “cashless” exercise provisions in the event that there is not an effective registration statement.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities. The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement dated October 27, 2009

10.2	Form of Registration Rights Agreement dated October 27, 2009

10.3	Form of Series C Warrant

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:  /s/  Dr. Guoqing Jiang
      Name:  Dr. Guoqing Jiang
      Title:   Chairman and Chief Executive Officer

Dated:  October 30, 2009